                                                                  EXHIBIT 21.01


                                  SUBSIDIARIES

                                                                                      JURISDICTION OF
                                                                                       INCORPORATION
NAME OF SUBSIDIARY                                                                    OR ORGANIZATION
---------------------------------------------                                         ---------------
ABCO Industries, Incorporated                                                          South Carolina

Eastman Chemical Argentina S.R.L.                                                        Argentina

Eastman Chemical, Asia Pacific Pte. Ltd.                                                 Singapore

Eastman Chemical Brasileira Ltd.                                                           Brazil

Eastman Chemical B.V.                                                                 The Netherlands

Eastman Chemical Canada, Inc.                                                              Canada

Eastman Chemical Company Foundation, Inc.                                                 Delaware

Eastman Chemical Ectona, Ltd.                                                             England

Eastman Chemical Espana, Inc.                                                             Delaware

Eastman Chemical Espana, S.A.                                                              Spain

Eastman Chemical, Europe, Middle East and Africa, Ltd.                                    Delaware

Eastman Chemical Financial Corporation                                                    Delaware

Eastman Chemical Foreign Sales Corporation                                                Barbados

Eastman Chemical Holdings, S.A. de C.V.                                                    Mexico

Eastman Chemical Hong Kong Limited                                                       Hong Kong

Eastman Chemical Industrial de Mexico, S.A. de C.V.                                        Mexico

Eastman Chemical Japan Limited                                                             Japan

Eastman Chemical Korea Ltd.                                                                Korea

Eastman Chemical Ltd.                                                                     New York

Eastman Chemical Latin America, Inc.                                                      Delaware

Eastman Chemical (Malaysia) Sdn. Bhd.                                                     Malaysia

Eastman Chemical Mexicana S.A. de C.V.                                                     Mexico


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


                            SUBSIDIARIES (CONTINUED)

                                                                                      JURISDICTION OF
                                                                                       INCORPORATION
NAME OF SUBSIDIARY                                                                    OR ORGANIZATION
---------------------------------------------                                         ---------------
Eastman Chemical Netherlands B.V.                                                     The Netherlands

Eastman Chemical Singapore Pte. Ltd.                                                     Singapore

Eastman Chemical Sociedad Limitada                                                         Spain

Eastman Chemical Technology Corporation                                                   Delaware

Eastman Chemical The Hague B.V.                                                       The Netherlands

Eastman Chemical (UK) Limited                                                          United Kingdom

Eastman International Management Company                                                 Tennessee

Enterprise Genetics, Inc.                                                                  Nevada

Ernst Jager Fabrik Chemischer Rohstoffe GmbH & Co. KG                                     Germany

Hartlepet, Limited                                                                     United Kingdom

Holston Defense Corporation                                                               Virginia

Jager Chemie AG, Lichtenstein                                                           Switzerland

Jager Chemie France SARL                                                                   France

Jager Chemie Nederland B.V.                                                           The Netherlands

Jager Verwaltungs - GmbH                                                                  Germany

Kingsport Hotel, L.L.C.                                                                  Tennessee

Lawter International, Inc.                                                                Delaware
-      Lawter International Holdings, Inc.                                                Delaware
-      Lawter International (Canada) Company                                               Canada
-      Lawter International Cayman Islands                                             Cayman Islands
-      Lawter International, A.p.S                                                        Denmark
-      Lawter International Belgium, N.V.                                                 Belgium
-      Lawter International, B.V.                                                     The Netherlands
-      Lawter International FSC, Limited                                                  Jamaica
-      Lawter International Fujian Nanping Limited                                         China
-      Lawter International, GmbH                                                         Germany
-      Lawter International (Hong Kong) Limited                                          Hong Kong
-      Lawter International (Italia), S.R.L                                                Italy
-      Lawter International, Limited                                                      England
-      Lawter International, Ltd. (Tianjin) PRC                                            China


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

                            SUBSIDIARIES (CONTINUED)


                                                                                      JURISDICTION OF
                                                                                       INCORPORATION
NAME OF SUBSIDIARY                                                                    OR ORGANIZATION
---------------------------------------------                                         ---------------
-       Lawter International Luxembourg S.a.r.l.                                         Luxembourg
-       Lawter International Malta Limited                                                 Malta
-       Lawter International (Kallo) N.V.                                                 Belgium
-       Lawter International Products, Pte. Ltd.                                         Singapore
-       Lawter International (Proprietary) Ltd.                                         South Africa
-       Lawter International, S.A.                                                         Spain
-       Lawter International, S.a.r.l.                                                     France
-       Rokramer GmbH                                                                     Germany
-       VC Liquidation Corporation                                                        Delaware

Mustang Pipeline Company                                                                   Texas

Pinto Pipeline Company of Texas                                                            Texas

Union-Chemie Singapore PTE LTD                                                           Singapore

Workington Investments Limited                                                         United Kingdom


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